Exhibit 8.2

PILLSBURY WINTHROP SHAW PITTMAN LLP

50 Fremont Street

San Francisco, CA 94105-2228

September 1, 2005

Zions Bancorporation

One South Main, Suite 1134

Salt Lake City, UT 84111

Ladies and Gentlemen:

We have acted as counsel to Zions Bancorporation, a Utah corporation (“Zions”), in connection with the preparation of the Registration Statement on Form S-4, Registration Number 333-127636 (the “Registration Statement”), including the proxy statement/prospectus forming part thereof, relating to the proposed Merger, as defined and described in the Agreement and Plan of Merger, dated as of July 5, 2005, among Zions, Independence Merger Company, Inc., a Texas corporation (“Independence”), and Amegy Bancorporation, Inc., a Texas corporation (“Amegy”). This opinion is being furnished in accordance with the requirements of Item 21 of Form S-4 under the Securities Act of 1933, as amended (the “Act”).

Our opinion is based upon an examination of (i) the Registration Statement (including the proxy statement/prospectus forming a part thereof), (ii) a tax representation letter of Zions and Independence, signed by an authorized officer of each of Zions and Independence and delivered to us by Zions and Independence, (iii) a tax representation letter of Amegy, signed by an authorized officer of Amegy and delivered to us by Amegy, and (iv) such other documents as we have deemed necessary or appropriate as a basis therefor. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such copies.

In addition, in rendering this opinion we have assumed (without any independent investigation thereof) that (a) all statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct and no actions have been taken or will be taken that are inconsistent with such statements, descriptions or representations or which make any such statements, descriptions or representations untrue, incorrect or incomplete, and (b) any representation or statement referred to above that is made “to the best of knowledge” or otherwise similarly qualified is correct without such qualification, and all statements and representations, whether or not qualified, are true and accurate at all relevant times.

We hereby confirm that, subject to the assumptions and qualifications set forth herein and in the Registration Statement, the discussion set forth in the section of the Registration Statement entitled “Material Federal Income Tax Consequences of the Merger” constitutes our opinion as to the U.S. federal income tax consequences of those matters set forth therein as to which we are described as rendering an opinion. The foregoing opinion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations (including Temporary and Proposed Regulations) promulgated thereunder, rulings, official pronouncements and judicial decisions, all as in effect today and all of which are subject to change, possibly with retroactive effect, or different interpretations.

Other than as expressly stated above, we express no opinion regarding the tax treatment of the Merger under the laws of any State or local government within the United States or under the laws of any foreign country. Additionally, we express no opinion regarding any other tax consequences of the Merger, or on any issue relating to Zions, Independence or Amegy or, in each case, to any investment therein or under any other law. This opinion is being provided to you solely in connection with the filing of the Registration Statement with the Securities and Exchange Commission (the “SEC”) and this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our written permission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the matters stated, represented, or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the use of our name under the heading entitled “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ PILLSBURY WINTHROP SHAW PITTMAN LLP